UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2004

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 5.  Other Events.

On May 17, 2004, Zamba Corporation (“Zamba”) issued the press release attached as Exhibit 99.1 announcing it has raised $750,000 in a convertible debt private placement.  Zamba also issued to the investor a warrant to purchase up 1,339,286 shares of common stock at an exercise price of $0.28 per share.

Zamba offered the financing transaction in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act of 1933, as amended, and neither the convertible note nor the warrants or the underlying common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure is neither an offer to purchase nor a solicitation of an offer to sell securities in any jurisdiction in which such an offer or sale would be unlawful. This document does not and will not constitute an offer to sell or the solicitation of an offer to buy shares and is being issued under Rule 135c under the Securities Act.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Document
99.1	Press Release, dated May 17, 2004, announcing convertible debt private placement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zamba Corporation
(Registrant)

	By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: May 17, 2004